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                       CONSENT OF CLIFFORD CHANCE US LLP

We hereby consent to the reference to our firm under the caption "Fund Counsel" in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 20 to the Form N-1A Registration Statement of Morgan Stanley Select Dimensions Investment Series, File No. 33-54047. We do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


/s/ Clifford Chance US LLP
New York, New York
April 21, 2006